UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2022

WW INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Avenue of the Americas, 6th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	WW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2022, WW International, Inc. (the “Company”) issued a press release announcing that Amy O’Keefe would be leaving her current position as Chief Financial Officer of the Company effective December 2, 2022 and would thereafter remain employed by the Company until December 31, 2022 (the “Departure Date”). On November 30, 2022, Ms. O’Keefe entered into an agreement with the Company regarding the termination of her employment (the “Agreement”). The material terms of the Agreement are as follows: (i) receipt of the compensation set forth in paragraph 9 of the previously filed Offer Letter, dated July 30, 2020, between the Company and Ms. O’Keefe and (ii) a bonus payment, if earned, based on actual Company performance for 2022. Ms. O’Keefe will have no vested stock options on her Departure Date and all of Ms. O’Keefe’s unvested equity awards will be forfeited on that date. The Company’s contributions to her savings plan and executive profit sharing plan accounts will vest on her Departure Date per the respective terms of such Company plans. Ms. O’Keefe is subject to covenants with respect to non-competition and non-solicitation of employees of the Company for one year following her Departure Date as well as with respect to confidentiality for perpetuity. In the Agreement, Ms. O’Keefe released all claims against the Company and all of its affiliates, related entities, predecessors and successors.

Effective December 2, 2022, the Company appointed, on an interim basis, Heather Stark, Head of Finance, North America for the Company, as principal financial officer of the Company. Ms. Stark, age 49, has served as the Company’s Head of Finance, North America since April 2022. Prior to that time, Ms. Stark served as Vice President Finance & Commercial Development of WW Canada from July 2018 to April 2022 prior to which she served as Vice President Finance from May 2015 to July 2018 and Director Finance from December 2010 to May 2015. Prior to joining the Company, Ms. Stark was with Bacardi Limited, the world’s largest privately held spirits business, where she served as Controller of the Canadian business from September 2005 to November 2010. Prior to joining Bacardi, Ms. Stark served as the Corporate Controller of Opta Minerals Inc., a Canadian publicly traded processor, distributor and seller of industrial minerals, from 2004 to 2005. Ms. Stark was a Chartered Accountant for PriceWaterhouse Coopers LLP from 1999 through 2004. Ms. Stark received a B.A. in Canadian Studies from the University of Toronto and her Chartered Accountant and Chartered Professional Accountant designation from CPA Ontario.

In connection with Ms. Stark’s appointment, the following modifications to her compensation arrangements were approved by the Compensation and Benefits Committee of the Company’s Board of Directors: (i) a base salary increase, bringing her new base salary to CAD$580,000 per annum effective December 2, 2022 and (ii) an increase in her annual, performance-based cash bonus target percentage to 65% (based solely on the Company’s overall performance) effective with respect to the Company’s 2023 annual cash bonus.

Item 7.01.	Regulation FD Disclosure.

A copy of the above-referenced press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

Exhibit 99.1	Press Release dated November 30, 2022.

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WW INTERNATIONAL, INC.

DATED: November 30, 2022	By:	/s/ Michael F. Colosi
	Name:	Michael F. Colosi
	Title:	General Counsel and Secretary

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